Exhibit 5.2

BT Telecommunications plc BT Centre 81 Newgate Street London EC1A 7AJ England			LONDON
65 Fleet Street London EC4Y 1HS
	T	+	44 20 7936 4000
	F	+	44 20 7832 7001
LDE No 23
	W		freshfields.com
	DOC ID		LON19218881
	OUR REF		SCM/DJG
	CLIENT MATTER NO.		102169-0112

June 19, 2012

Ladies And Gentlemen

British Telecommunications plc

We have acted as United States counsel to BT Telecommunications plc (the Company) in connection with the automatic shelf registration statement on Form F-3 (the Registration Statement) filed with United States Securities and Exchange Commission on June 19, 2012 relating to the registration under the United States Securities Act of 1933 (the Act) of an indeterminate amount of the Company’s debt securities (the Debt Securities). The Debt Securities may be issued from time to time pursuant to the indenture dated December 12, 2000 (the Original Indenture) between the Company and Law Debenture Trust Company of New York, as trustee (the Trustee), and as successor trustee to Citibank, N.A., as supplemented by the first supplemental indenture dated December 12, 2000 (the First Supplemental Indenture) between the Company and the Trustee and the second supplemental indenture dated December 12, 2007 (the Second Supplemental Indenture and, together with the Original Indenture and the First Supplemental Indenture, the Indenture) between the Company and the Trustee.

This opinion is limited to the Federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

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Freshfields Bruckhaus Deringer LLP is a limited liability partnership registered in England and Wales with registered number OC334789. It is authorised and regulated by the Solicitors Regulation Authority. For regulatory information (including information relating to the provision of insurance mediation services) please refer to www.freshfields.com/support/legalnotice.

A list of the members (and of the non-members who are designated as partners) of Freshfields Bruckhaus Deringer LLP and their qualifications is available for inspection at its registered office, 65 Fleet Street, London EC4Y 1HS. Any reference to a partner means a member, or a consultant or employee with equivalent standing and qualifications, of Freshfields Bruckhaus Deringer LLP or any of its affiliated firms or entities.

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For the purpose of this opinion, we have examined the Indenture, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the Company has the power to execute and deliver the Debt Securities and the Indenture, and perform its obligations thereunder, that the Indenture has been duly and validly authorized, executed and delivered under the laws of England and Wales by the Company, that the Debt Securities conform to the form examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

Based upon and subject to the foregoing, we are of the opinion that the Debt Securities, when authorized, executed and delivered by the Company against payment therefor pursuant to the terms of the Indenture and when authenticated in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company, in accordance with their terms, subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, (2) the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally and (3) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP

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